UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

Vaxart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Utah Ave. Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Principal Executive Officer, Principal Financial Officer and Named Executive Officers

2018 Salaries and Target Bonuses

On May 31, 2018, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Vaxart, Inc. (the “Company”), the Board approved (i) cash bonuses with respect to 2017 performance, (ii) annual salaries (effective retroactively to January 1, 2018), and (iii) target performance bonus percentages for 2018 for the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (each an “NEO”).

 The following table sets forth the amounts approved by the Board for each NEO:

Name and Title	2017 Bonus	2018 Salary	2018 Target Bonus (% of Salary)

Wouter W. Latour, M.D. President and Chief Executive Officer	$117,007	$450,000	50%

Sean N. Tucker, Ph.D. Chief Scientific Officer	$60,921	$319,000	30%

John M. Harland Chief Financial Officer	$65,585	$310,000	35%

The Board also approved a $35,000 discretionary bonus for Mr. Harland for performance in 2018.

Severance Benefit Plan

On May 31, 2018, upon the recommendation of the Compensation Committee, the Board adopted a Severance Benefit Plan (the “Severance Plan”), pursuant to which selected current and future employees, including the NEOs, will be eligible for severance benefits under certain circumstances. The Severance Plan supersedes any acceleration upon change of control benefits that a participant would have been entitled to under any pre-existing agreement between the individual and the Company.

The actual amounts that would be paid or distributed to an eligible NEO as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock. Although the Company has entered into a Participation Notice (as defined in the Severance Plan) to provide severance payments and benefits in connection with a termination of employment under particular circumstances, the Company, or an acquirer, may mutually agree with the NEOs to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each NEO would also be able to exercise any previously-vested stock options that he held, in accordance with the terms of those grants and the respective plans pursuant to which they were granted.

To receive any of the severance benefits under these agreements, the NEO would be required to execute a release of claims against the Company within sixty (60) days of the qualifying termination and comply with confidentiality provisions.

Severance Absent a Change in Control

Under the Severance Plan, a participating individual shall be entitled to receive, in the event of a Non-CiC Termination (as defined in the Severance Plan), (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings, equal to his annual base salary multiplied by a fraction, the numerator of which is the number of months set forth in his Participation Notice, and the denominator of which is twelve (12), and (b) continuation of his current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his Participation Notice. Each NEO is eligible to receive the following payments and benefits:

—	in the case of Dr. Latour, annual base salary for 12 months from the date of termination;

—	in the case of Dr. Tucker and Mr. Harland, annual base salary for 6 months from the date of termination; and

—

the portion of health insurance premiums paid by the Company, prior to the termination, under the Company’s group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), until the earlier of (i) six (6) months (twelve (12) months in the case of Dr. Latour) after termination, (ii) the expiration of the NEO’s eligibility for the continuation coverage under COBRA, or (iii) such time as the NEO is eligible for health insurance coverage with a subsequent employer.

Severance in Connection with a Change in Control

In the case of a Change In Control Termination (as defined in the Severance Plan), if a participating individual is terminated without cause or resigns for good reason (as such terms are defined in the Severance Plan, either during the three (3) months before or in the twelve months after a change in control, then he will be entitled to receive (a) a lump sum cash severance payment on the first payroll date that occurs more than five (5) days following the effective date of the release signed by the NEO, subject to standard payroll deductions and withholdings, equal to a percentage of his annual base salary multiplied by a fraction, the numerator of which is the number of months set forth in his Participation Notice, and the denominator of which is twelve (12), (b) in the case of Dr. Tucker and Mr. Harland, a pro rata amount of the NEO’s target bonus for the calendar year in which the termination occurs calculated at 100% of target levels as specified in the Company’s annual bonus plan or program in effect immediately prior to the effective date of the change in control and a fraction, the numerator of which is the number of months of the participant’s employment during the calendar year in which the change of control occurs, and the denominator of which is twelve (12), (c) continuation of his current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his Participation Notice under the Severance Plan, and (d) accelerated vesting of then outstanding compensatory equity awards as to all unvested shares. Each NEO is eligible to receive the following payments and benefits:

—	in the case of Dr. Latour, 150% annual base salary for 18 months from the date of termination;

—	in the case of Dr. Tucker and Mr. Harland, 100% annual base salary for 12 months from the date of termination;

—	in the case of Dr. Tucker and Mr. Harland, prorated target bonus for the calendar year in which the termination occurs;

—	full acceleration of vesting of any stock options to purchase common stock granted to the NEO; and

—

health insurance premiums under our group health insurance plans as provided under COBRA, to the extent such COBRA premiums exceed the costs previously paid by the NEO for group health insurance coverage while employed by us, until the earlier of (i) 12 months (18 months in the case of Dr. Latour) after a change in control, (ii) the expiration of the NEO’s eligibility for the continuation coverage under COBRA, or (iii) such time as the NEO is eligible for health insurance coverage with a subsequent employer.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Number	Description
10.1*	Severance Benefit Plan and Form of Severance Benefit Plan Participation Notice.
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: June 6, 2018

	By:	/s/ Wouter Latour
Wouter Latour, M.D.
President and Chief Executive Officer

4